EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AmREIT Monthly Income & Growth Fund IV, L.P. (the “Company”) on Form 10-Q for the period ended June 30,June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chad C. Braun, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in my capacity as an officer of the General Partner of the Company, that, to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 13, 2014	By:	/s/ Chad C. Braun
		Name:	Chad C. Braun
		Title	Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary of AmREIT Monthly Income & Growth IV Corporation, the General Partner of AmREIT Monthly Income & Growth Fund IV, L.P.